Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements of Post Properties, Inc. of our report dated March 15, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations discussed in Note 19, as to which the date is December 8, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
Form S-3 (No. 33-81772)
Form S-3 (No. 333-47399)
Form S-3 (No. 333-80427)
Form S-3 (No. 333-44722)
Form S-3 (No. 333-55944)
Form S-3 (No. 333-36595)
Form S-3 (No. 333-42884)
Form S-8 (No. 333-62243)
Form S-8 (No. 33-00020)
Form S-8 (No. 333-94121)
Form S-8 (No. 333-38725)
Form S-8 (No. 333-02374)
Form S-8 (No. 333-107092)
Form S-8 (No. 333-107093)
Form S-8 (No. 333-125390)
Form S-8 (No. 333-127580)
PricewaterhouseCoopers LLP
Atlanta, Georgia
December 8, 2006